Exhibit 99.1

TICC Announces $15 Million Transaction with StayOnline, Inc.

Greenwich, CT – 9/6/05 – Technology Investment Capital Corp. (NASDAQ: TICC) announced today that it has completed a $15 million investment in senior secured notes with warrants in StayOnline Inc. StayOnline is an Internet service provider offering wireless high-speed Internet access solutions exclusively for the hospitality and lodging industry.

About StayOnline, Inc.

Based in Atlanta, Georgia, StayOnline is a provider of wireless, full property coverage Internet solutions. As of the end of the second quarter of 2005, StayOnline had installations in more than 600 hotel properties in the US, covering more than 85,000 guest rooms. Please visit www.stayonline.net for more information.

About Technology Investment Capital Corp.

TICC is a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related businesses. While financing structures vary, TICC looks to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit the TICC website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.